ESCROW AGREEMENT

            THIS AGREEMENT dated the 22nd day of October, 1997, between Sims Communications, Inc., a Delaware corporation (the "Company"), Austost Anstalt Schaan, Balmore Funds S.A., (the "Holders") and Grushko & Mittman (the "Escrow Agent"):

                             W I T N E S S E T H:

            WHEREAS, the Company and the Holders have entered into a Subscription Agreement dated the date hereof (together with all exhibits thereto, the "Subscription Agreement") calling for the issuance and sale to the Holders of the Company's Convertible Note; and

            WHEREAS, Section 9 of the Subscription Agreement requires the Company to deposit the Escrowed Stock (as hereinafter defined) with the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

            WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

                 NOW THEREFORE, the parties agree as follows:

                                  ARTICLE I

                                INTERPRETATION

            1.1 Definitions. Whenever used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

                  (b) "Escrowed Stock" means the 2,300,000 shares of Common Stock of the Company, $.000l par value, represented by certificates registered in the name of the Holders, to be delivered on the Closing Date, as the term is defined in the Subscription Agreement, to the Escrow Agent in the names and denominations as set forth in Schedule A attached hereto, and to be held in escrow by the Escrow Agent.

            1.2 Entire Agreement. This Agreement together with the Subscription Agreement and Convertible Note constitute the entire agreement between the parties hereto pertaining to the Escrowed Stock and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

           1.3 Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

            1.4 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

            1.5 Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

            1.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws.

            1.7 Consents to Service of Process. The Company and the Holder each hereby irrevocably consent to the exclusive jurisdiction of the courts of the State of New York and of any federal court located in the State of New York, each as may have competent jurisdiction, in connection with any action, submit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waive personal service of any summons, complaint or other process and agree that the service hereto may be made by certified or registered mail directed to such person at such person's address for purpose of notice hereunder.

                                  ARTICLE II

                  STOCK TO BE DELIVERED TO THE ESCROW AGENT

            2.1 Delivery of Company's Stock to Escrow Agent. As required under Section 9 of the Subscription Agreement, the Company shall deliver to the Escrow Agent the Escrowed Stock prior to the Closing Date. Such additional common stock of the Company as is required to be delivered to the Escrow Agent pursuant to Sections 2(0) and 9 of the Subscription Agreement shall be delivered to the Escrow Agent and shall be Escrowed Stock.

            2.2 Intention to Create Escrow Over Escrowed Stock. The Holders and Company intend that the Escrowed Stock shall be held in escrow by the Escrow Agent pursuant to this Agreement for their respective benefits as set forth herein.

            2.3 Escrow Agent to Hold Escrowed Stock. The Escrow Agent shall hold and release the Escrowed Stock only in accordance with the terms and conditions of this Agreement.

                                 ARTICLE III

                          RELEASE OF ESCROWED STOCK

            3.1 Subject to the provisions of Section 4.2, the Escrow Agent shall release the Escrowed Stock as follows:

                  (a) Upon receipt by the Escrow Agent of a notice ("Notice of Conversion") signed by a Holder, reciting that a Holder is converting the Note principal and interest or part thereof and stating the terms of said conversion in accordance with the terms of the Subscription Agreement, the Escrow Agent shall promptly deliver a copy of such Notice of Conversion to the Company. If the Escrow Agent does not receive from the Company within three (3) business days after notice is given to the Company by the Escrow Agent, a written notice of objection stating the reasons for the objection in accordance with the terms of the Subscription Agreement ("Notice of Objection") signed by the Company, or if the Escrow Agent shall within such period receive a written consent signed by the Company to such conversion, then the Escrow Agent shall deliver to the Holders that number of shares of Escrowed Stock as is called for in the Notice of Conversion together with a self-liquidating legend attached to each share certificate. If the Escrow Agent receives Notice of Objection from the Company within such three (3) business day period, the Escrow Agent shall continue to hold the Escrowed Stock until otherwise authorized and directed to distribute the same pursuant to the provisions of Sections 3.1(c) or 3.1(d). As a precondition to the release of any Escrowed Shares to Holder, the Escrow Agent must receive the original Convertible Note no later than the third business day after its receipt of the Notice of Conversion. Upon its receipt of the original Convertible Note (or any reissued originally executed Convertible Note), the Escrow Agent will immediately request to the Company in writing that the Company issue a new Convertible Note for the unconverted portion of the Convertible Note. Within three business days after receipt by the Escrow Agent of such reissued Convertible Note, the reissued Convertible Note will be transmitted to the Holder and the original Convertible Note will be transmitted to the Company by the Escrow Agent. If such reissued Convertible
Note is not received by the Escrow Agent within three (3) business days of request by the Escrow Agent, then the Escrow Agent will, in consultation with the Company and pursuant to the Company's written instructions, indicate on the signature page of the original Convertible Note, the amount of principal and interest, if applicable, of the Note converted and the Conversion Date, and return the original Convertible Note to the Holder.

                  (b) Upon receipt by the Escrow Agent of a notice ("Notice of Return") signed by the Company stating that the Company is entitled to receipt of the Escrowed Stock or any portion thereof, in accordance with the provisions of the Subscription Agreement, and stating the reasons therefor, the Escrow Agent shall promptly send a copy of such Notice of Return to the affected Holders. If the Escrow Agent does not receive from the affected Holders within three (3) business days after notice is given to the affected Holders by the Escrow Agent, a writ-

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

ten Notice of Objection stating the reasons for the objection in accordance with the terms of the Subscription Agreement signed by the affected Holders, or if the Escrow Agent shall within such period receive a written consent signed by the affected Holders, then the Escrow Agent shall deliver the Escrowed Stock or such portion thereof to the Company in accordance with the Notice of Return. If the Escrow Agent receives a Notice of Objection from the affected Holders within such three (3) day period, then the Escrow Agent shall continue to hold the Escrowed Stock until otherwise authorized and directed to distribute the same pursuant to the provision of Sections 3.1(c) or 3.1(d).

                  (c) Upon receipt by the Escrow Agent of a joint written instruction (a "Joint Instruction") signed by the Company and the Holders, it shall deliver the Escrowed Stock in accordance with the terms of the Joint Instruction.

                  (d) Upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Escrowed Stock in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

            3.2 Acknowledgment of Company and Holders Disputes. The Company and the Holders acknowledge that the only terms and conditions upon which the Escrowed Stock are to be released are set forth in Section 3 and 4 of this Agreement. The Company and the Holders reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrowed Stock. Any dispute with respect to the release of the Escrowed Stock shall be resolved pursuant to Section 4.2 or by agreement between the Company and Holders.

                                  ARTICLE IV

                         CONCERNING THE ESCROW AGENT

            4.1   Duties  and   Responsibilities  of  the  Escrow  Agent.  The
Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

                  (a) The Holders and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Holders or Company is entitled to receipt of the Escrowed Stock pursuant to, the Subscription Agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement;
(iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the pro-priety or validity or the service thereof; (iv) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

                  (b) The Holders and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the right or powers conferred upon Escrow Agent by this Agreement. The Holders and Company, jointly and severally, agree to indemnity and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the reasonable fees and costs of outside counsel in defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Holders and Company under this Agreement and to no other person.

                  (c) The holders and Company jointly and severally agree to reimburse the Escrow Agent for its reasonable out-of-pocket expenses (including reasonable counsel fees) incurred in connection with the performance of its duties and responsibilities hereunder.

                  (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days' prior written notice of resignation to the Holders and the Company Prior to the effective date of the resignation as specified in such notice, the Holders and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Escrowed Stock to a substitute Escrow Agent selected by the Holders and Company. If no successor Escrow Agent is named by the Holders and Company, the Escrow Agent may apply to a court of competent jurisdiction in the state of New York or any federal court located in the state of New York for appointment of a successor Escrow Agent.

                  (e) The Escrow Agent does not have and will not have any interest in the Escrowed Stock, but is serving only as escrow holder, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

                  (f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

                  (g) The Escrow Agent shall be permitted to act as counsel for the Holders or the Company, as the case may be, in any dispute as to the disbursement of the Escrowed Stock or in any other dispute between the Holders and Company, whether or not the Escrow Agent is then holding the Escrowed Stock and continues to act as the Escrow Agent hereunder.

                  (h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

            4.2   Dispute  Resolution:   Judgments.   Resolution  of  disputes
arising under this Agreement shall be subject to the following terms and conditions:

                  (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrowed Stock, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Escrowed Stock pending receipt of a Joint Instruction from the Holders and Company, or (ii) deposit the Escrowed Stock with any court of competent jurisdiction in the state of New York, in which event the Escrow Agent shall give written notice thereof to the Holders and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Escrowed Stock. The Escrow Agent shall have the right to retain counsel if she becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

                  (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Holders and Company or to any other person, firm, corporation or entity by reason of such compliance.

                                  ARTICLE V

                               GENERAL MATTERS

            5.1 Termination. This escrow shall terminate upon the release of all of the Escrowed Stock or at any time upon the agreement in writing of the Holders and Company.

            5.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally delivered or sent by fax transmission (with copy sent by regular, certified or registered mail or by overnight courier).

            (a)   If to the Company, to:

                  Sims Communications, Inc.
                  3333 South Congress Avenue, Suite 401
                  Delray Beach, Florida 33445
                  Fax:  (561)265-3601
                  Attn: Melvin Leiner, President

            (b)   If to the Holders to:

                  Austost Anstalt Schaan
                  7440 Fuerstentum
                  Lichenstein Landstrasse 163
                  Fax:  011-431-534532895

                  Balmore Funds S.A.
                  Francois Morax
                  P.O. Box 4603
                  Zurich, Switzerland 8022
                  Fax:  011-411-201-6262

            (c)   If to the Escrow Agent, to:

                  Grushko & Mittman
                  Attorneys at Law
                  277 Broadway, Suite 801
                  New York, New York 10007
                  Fax:  (212)227-5865

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

            5.3 Assignment: Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

            5.4 Counterparts/Execution. This Agreement maybe executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission.

            5.5 Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.






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

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                        SIMS COMMUNICATIONS, INC.
                                        BY: /s/ Melvin Leiner President and CEO

                                        AUSTOST ANSTALT SCHAAN
                                        BY: /s/Austost Anstalt Schaan

                                        BALMORE FUNDS S.A.
                                        BY:/s/

                                        ESCROW AGENT
                                        /s/ Grushko & Mittman
                                          GRUSHKO & MITTMAN

                                  SCHEDULE A

--------------------------------------------------------------------------------
HOLDERS               NOTE (PRINCIPAL AMOUNT)       NUMBER OF SHARES TO BE
                                                    ESCROWED
--------------------------------------------------------------------------------
Austost Anstalt       $500,000.00                   1,150,000
Schaan
--------------------------------------------------------------------------------
Balmore Funds S.A.    $500,000.00                   1,150,000
--------------------------------------------------------------------------------

TOTALS                1,000,000.00                  2,300,000.00
--------------------------------------------------------------------------------